Exhibit 10.4

A NiSource Company
1700 MacCorkle Ave SE
Customer Services	PO Box 1273
Charleston, WV 25325-1273
June 30, 2009
Ms. Nimmie Hickman
Washington Gas Light Company
6801 industrial Park
Springfield, VA 22151
Re:     Revision No. 8 to FTS-1 Service Agreement No. 79356
Dear Ms. Hickman:
Enclosed for your file is a fully executed original of the above-referenced agreement.
If you should have any questions, please feel free to contact me at (304) 357-3705.
Sincerely,

Jackie R. Sydnor
Team Leader, Customer Services
Enclosures
JRS:seb

Appendix A to Service Agreement No,	79356	Revision No. 8

Under Rate Schedule	FTS-1

Between (Transporter)	Columbia Gulf Transmission Company

and (Shipper)	Washington Gas Light Company
TransportationDemand

		Transportation Demand
Begin Date	End Date	Dth/day	Recurrence Interval
November 1, 2008	March 31 ,2016	281,258	1/1 - 12/31
April 1, 2016	March 31,2018	210,944	1/1 - 12/31
April 1, 2018	March 31, 2020	140,630	1/1 - 12/31
April 1, 2020	March 31, 2022	70,316	1/1 - 12/31
Primary Receipt Points

		Measuring	Measuring	Maximum
Begin	End	Point	Point	Daily Quantity	Recurrence
Date	Date	No.	Name	(Dth/Day)	Interval
November 1, 2008	March 31, 2016	2700010	CGT-RAYNE	281,258	1/1 - 12/31
April 1, 2016	March 31, 2018	2700010	CGT-RAYNE	210,944	1/1 - 12/31
April 1, 2018	March 31, 2020	2700010	CGT-RAYNE	140,630	1/1 - 12/31
April 1, 2020	March 31, 2022	2700010	CGT-RAYNE	70,316	1/1 - 12/31
Primary Delivery Points

		Measuring	Measuring	Maximum
Begin	End	Point	Point	Daily Quantity	Recurrence
Date	Date	No.	Name	(Dth/Day)	Interval
November 1, 2008	March 31, 2016	801	GULF-LEACH	281,258	1/1 - 12/31
April 1, 2016	March 31, 2018	801	GULF-LEACH	210,944	1/1 - 12/31
April 1, 2018	March 31, 2020	801	GULF-LEACH	140,630	1/1 - 12/31
April 1, 2020	March 31, 2022	801	GULF-LEACH	70,316	1/1 - 12/31

Appendix A to Service Agreement No.	79356	Revision No. 8

Under Rate Schedule	FTS-1

Between (Transporter)	Columbia Gulf Transmission Company

and (Shipper)	Washington Gas Light Company
The Master List of Interconnect (MLI) as defined in Section 1 of the General Terms and Conditions is incorporated herin by references for purposes of listing valid secondary interruptible receipt and delivery point.
☐ Yes ☑ No (Check applicable blank) Transporter an Shipper have mutually agreed to a Regulatory Restructuring Reduction Option pursuant to Section 42 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.
☐ Yes ☑ No (Check applicable blank) Shipper has a contractual right of first refusal equivalent to the right of first refusal set forth from time to time in Section 4 of the General Terms and Conditions of Transporter’s FERC Gas Tariff.
☐ Yes ☑ No (Check applicable blank) All gas shall be delivered at existing points of interconnection within the Maximum Daily Quantity, as applicable, set forth in transporter’s currently effective Rate Schedule FTS-1 Appendix A with Shipper, which for such points set forth are incorporated by reference.
☐ Yes ☑ No (Check applicable blank) This Service Agreement covers interim capacity sold pursuant to the provisions of General Terms and Conditions Section 4.2(j). Right of first refusal rights, if and, applicable to this interim capacity are limited as provided for in General Terms and Conditions Section 4.2(j).
CANCELLATION OF PREVIOUS APPENDIX A
Service changes pursuant to the Appendix A, Revision No. 8 shall commence as of November 1, 2008. This Appendix A, Revision No. 8 shall cancel and supersede the previous Appendix A, Revision No. 15 to the Service Agreement dated November 1, 2007. With the exception of the Appendix A, Revision No 8, all other terms and conditions of said Service Agreement shall remain in full force and effect.

Washington Gas Light Company

By:	/s/ Terry D. McCallister

Name:	Terry D. McCallister
Title:	President & COO
Date:

Columbia Gulf Transmission Company

By:	/s/ Mark S. Wilke

Name:	Mark S. Wilke
Title:	Director, Commercial Services
Date:	6-12-09